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                                                                    Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-80893) pertaining to Intermedia Communications Inc. 401(k) Profit Sharing Plan of our report dated June 27, 2001, with respect to the financial statements and schedule of the Intermedia 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                       /s/ Dowell & Perez, P.A.

Tampa, Florida
June 27, 2001